Exhibit 10.21

                 AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT


                  THIS AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
(this "Agreement") is made and entered into this 18th day of June, 1997, by and between ST. JON LABORATORIES, INC., a California corporation ("Borrower"), and FIRST BANK, a Missouri state banking corporation ("Bank").

                              WITNESSETH:

                  WHEREAS, Borrower presently has a revolving credit loan from Bank in a principal amount of up to One Million Eight Hundred Thousand Dollars ($1,800,000.00) for a period of time up to and including March 31, 1998, as extended thereafter in Bank's discretion for subsequent one year periods, and which is subject to a Borrowing Base (as set forth herein); and

                  WHEREAS, Borrower has requested an extension of such revolving credit loan facility from Bank for a period of time up to and including March 31, 1999; and

                  WHEREAS, Bank is willing to make said revolving credit loans to Borrower upon, and subject to, the terms, provisions and conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby mutually promise and agree as follows:

SECTION 1.  TERM.

                  The "Term" of this Agreement shall commence on the date hereof and shall end on March 31, 1999, unless earlier terminated upon the occurrence of an Event of Default under this Agreement, or unless subsequently extended by Bank, in its sole discretion and without obligation to do so, pursuant to the terms of Section 3.8 herein.

SECTION 2.  DEFINITIONS.

                  In addition to the terms defined elsewhere in this Agreement or in any Exhibit or Schedule hereto, when used in this Agreement, the following terms shall have the following meanings (such meanings shall be equally applicable to the singular and plural forms of the terms used, as the context requires):

                  Account Debtor shall mean any Person who is and/or may become obligated to Borrower under or on account of Accounts.

                  Accounts shall mean all trade accounts receivable of Borrower which have been invoiced by Borrower.

                  Attorneys' Fees shall mean the reasonable value of the services (and costs, charges and expenses related thereto) of the attorneys (and all paralegals, secretaries, accountants and other staff employed by such attorneys) employed by Bank (including, without limitation, attorneys and paralegals who are employees of Bank) from time to time (i) in connection with the negotiation, preparation, execution, delivery, administration and enforcement of this Agreement and/or any of the other Transaction Documents,
(ii) to represent Bank in any litigation, contest, dispute, suit or proceeding, or to commence, defend or intervene in any litigation, contest, dispute, suit or proceeding, or to file any petition, complaint, answer, motion or other pleading or to take any other action in or with respect to any litigation, contest, dispute, suit or proceeding (whether instituted by Bank, Borrower or any other Person and whether in bankruptcy or otherwise) in any way or respect relating to any of the Collateral, any Third Party Collateral, this Agreement or any of the other Transaction Documents, Borrower, any Subsidiary of Borrower or any other Obligor, (iii) to protect, collect, lease, sell, take possession of or liquidate any of the Collateral or any Third Party Collateral, (iv) to attempt to enforce any security interest in or other Lien upon any of the Collateral or any Third Party Collateral or to give any advice with respect to such enforcement and (v) to enforce any of Bank's rights to collect any of Borrower's Obligations.

                  Bank's  Commitment  shall have the meaning ascribed thereto in
Section 3.1(a).

                  Borrower's Obligations shall mean any and all indebtedness (principal, interest, fees and other amounts), liabilities and obligations of Borrower to Bank evidenced by or arising under the Note, this Agreement, the Security Agreement, any of the other Transaction Documents or any other agreement, document or instrument heretofore, now or hereafter executed and delivered by Borrower to Bank, in each case whether now existing or hereafter arising, absolute or contingent, joint and/or several, secured or unsecured, direct or indirect, expressed or implied in law, contractual or tortious, liquidated or unliquidated, at law or in equity, or otherwise, and whether created directly or acquired by Bank by assignment or otherwise, and any and all costs of collection and/or Attorneys' Fees incurred or to be incurred in connection therewith.

                  Borrowing  Base shall  have the  meaning  ascribed  thereto in
Section 3.1(b).

                  Borrowing Base Certificate shall have the meaning ascribed thereto in Section 3.1(c).

                  Borrowing  Notice shall have the meaning  ascribed  thereto in
Section 3.2.

                  Business Day shall mean any day except a Saturday, Sunday or legal holiday observed by Bank.

                  Capitalized Lease shall mean any lease which, in accordance with Generally Accepted Accounting Principles consistently applied, is or should be capitalized on the balance sheet of the lessee.

                  Code shall mean the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed to also refer to any successor sections.

                  Collateral shall mean any Property or assets of Borrower which now or at any time hereafter secure the payment or performance of any of Borrower's Obligations.

                  Consolidated Current Assets shall mean all assets which, in accordance with Generally Accepted Accounting Principles consistently applied, should be classified as current assets on the consolidated balance sheet of Guarantor and its Consolidated Subsidiaries, minus any intangible current assets.

                  Consolidated Current Liabilities shall mean all liabilities which, in accordance with Generally Accepted Accounting Principles consistently applied, should be classified as current liabilities on the consolidated balance sheet of Guarantor and its Consolidated Subsidiaries, including without limitation, any current maturities of long term Indebtedness, but excluding the balloon principal payment owed by Borrower to Bank at maturity hereunder during the last year of the Term hereof and the balloon principal payments due under both Facility A and Facility B at maturity from PM Resources, Inc. and Zema Corporation during the last year of the term thereof under their Second Amended and Restated Revolving Credit Agreement dated of even date herewith. For purposes of this definition, $500,000.00 shall at all times be deemed to be the current portion of principal payable under Facility B of the PM Resources, Inc. and Zema Corporation Second Amended and Restated Revolving Credit Agreement, whether or not such principal balance is then outstanding.

                  Consolidated Funded Debt shall mean the sum of all borrowed money Indebtedness of the Guarantor and its Consolidated Subsidiaries whether classified as long term or short term on Guarantor's consolidated financial statements prepared in accordance with Generally Accepted Accounting Principles consistently applied, but excluding at all times any Subordinated Debt.

                  Consolidated Subsidiary shall mean with respect to any Person at any date, any Subsidiary or other entity the assets and liabilities of which are or should be consolidated with those of such Person in its consolidated financial statements as of such date in accordance with Generally Accepted Accounting Principles consistently applied.

                  Consolidated Tangible Net Worth shall mean, at any date, the sum of the consolidated stockholders' equities of Guarantor and its Consolidated Subsidiaries plus all Subordinated Debt then outstanding, determined in accordance with Generally Accepted Accounting Principles consistently applied, less Guarantor's and such Subsidiaries' Intangible Assets as of such date. For purposes of this definition, "Intangible Assets" shall mean the amount (to the extent reflected in determining such stockholders' equity) of (i) all write-ups in the book value of any asset owned by Guarantor or a Consolidated Subsidiary of Guarantor resulting from a revaluation thereof subsequent to the date of this Agreement and (ii) goodwill, unamortized debt discount and expense, unamortized deferred charges, patents, trademarks, service marks, trade names, copyrights, organizational and developmental expenses and other similar intangible items and assets, all determined in accordance with Generally Accepted Accounting Principles consistently applied.

                  Debt Service Coverage Ratio shall mean the sum of Guarantor's and its Consolidated Subsidiaries' net income, plus depreciation and amortization, plus interest expense, all determined in accordance with Generally Accepted Accounting Principles consistently applied for the twelve-month period preceding the date of such calculation, divided by Guarantor's and its
Consolidated  Subsidiaries'  total  required  current  maturities  of long  term
Indebtedness determined upon the anticipated amount of current maturities of long term Indebtedness to be paid by Guarantor and its Consolidated Subsidiaries for the twelve-month period following the date of any such calculation, and including, without limitation, an amount equal to $500,000.00 which at all times for purposes of this definition shall be deemed to be the current portion of principal payable on PM Resources, Inc.'s and Zema Corporation's Facility B (but excluding the balloon principal payment owed by Borrower to Bank at maturity hereunder during the last year of the Term hereof and the balloon principal payment due at maturity from PM Resources, Inc. and Zema Corporation during the last year of the term thereof under their Second Amended and Restated Revolving Credit Agreement dated of even date herewith), plus Guarantor's and its Consolidated Subsidiaries' interest expense, determined based upon the actual amount of interest expense incurred by Guarantor and its Consolidated Subsidiaries during the twelve-month period preceding the date of any such calculation, and all determined in accordance with Generally Accepted Accounting Principles consistently applied.

                  Default shall mean any event or condition the occurrence of which would, with the lapse of time or the giving of notice or both, become an Event of Default as defined in Section 8 hereof.

                  Distribution in respect of any corporation shall mean:

                           (a)      dividends or other distributions on capital
stock of the corporation; and

                           (b)      the redemption, repurchase or other
acquisition of such stock or of warrants, rights or other options to purchase such stock (except when solely in exchange for such stock).

                  Eligible Accounts shall mean all Accounts other than: (a) Accounts which remain unpaid for more than ninety (90) days after their invoice dates and Accounts which are not due and payable within ninety (90) days after their invoice dates; (b) Accounts owing by a single Account Debtor, including a currently scheduled Account, if ten percent (10%) or more of the balance owing by said Account Debtor upon said Accounts is ineligible pursuant to clause (a) above; (c) Accounts with respect to which the Account Debtor is a shareholder or partner of Borrower or a Related Party of Borrower; (d) Accounts with respect to which payment by the Account Debtor is or may be conditional; (e) Accounts with respect to which the Account Debtor is not a resident or citizen of or otherwise located in the continental United States of America; (f) Accounts with respect to which the Account Debtor is the United States of America or any department, agency or instrumentality thereof unless such Accounts are duly assigned to Bank in accordance with all applicable governmental and regulatory rules and regulations (including, without limitation, the Federal Assignment of Claims Act of 1940, as amended, if applicable) so that Bank is recognized by the Account Debtor to have all of the rights of an assignee of such Accounts; (g) Accounts with respect to which Borrower is or may become liable to the Account Debtor for goods sold or services rendered by such Account Debtor to

Borrower; (h) Accounts with respect to which the goods giving rise thereto have not been shipped and delivered to and accepted as satisfactory by the Account Debtor thereof or with respect to which the services performed giving rise thereto have not been completed and accepted as satisfactory by the Account Debtor thereof; (i) Accounts which are not invoiced (and dated as of such date) and sent to the Account Debtor thereof concurrently with or not later than five
(5) days after the  shipment  and  delivery to and  acceptance  by said  Account
Debtor of the goods giving rise thereto or the performance of the services giving rise thereto; (j) Accounts arising from a "sale on approval" or a "sale or return;" (k) Accounts as to which Bank, at any time or times hereafter, determines, in good faith, that the prospects of payment or performance by the Account Debtor is or will be impaired; (l) Accounts of an Account Debtor to the extent, but only to the extent, that the same exceed a credit limit determined by Bank in its discretion, at any time or times hereafter; (m) Accounts with respect to which the Account Debtor is located in the State of New Jersey or the State of Minnesota; provided, however, that such restriction shall not apply if Borrower (i) has filed and has effective (A) in respect of Account Debtors located in the State of New Jersey, a Notice of Business Activities Report with the New Jersey Division of Taxation for the then current year or (B) in respect of Account Debtors located in the State of Minnesota, a Minnesota Business Activity Report with the Minnesota Department of Revenue for the then current year, as applicable, or (ii) is otherwise exempt from such reporting requirements under the laws of such State(s); and (n) Accounts which are not subject to a first priority perfected security interest in favor of Bank.

                  Eligible Inventory shall mean all Inventory of Borrower, valued at the lower of cost or current market value on an average cost basis, other than (a) any Inventory which constitutes work-in-process of Borrower, (b) any such Inventory which is obsolete, (c) Inventory which is not in good condition or does not comply with all standards imposed by any governmental authority having regulatory authority over such goods or their manufacture, use or sale, or Inventory which Bank has in good faith determined, in accordance with Bank's customary business practices, is otherwise unacceptable due to age, type, category and/or quantity, (d) Inventory which is held on consignment or consists of experimental products or products not yet proven commercially viable by reason of a significant number of purchase orders, or Inventory held for promotional purposes and as samples, or Inventory returned due to defects or product warranty problems, (e) Inventory which is not maintained at one of the places of business and/or locations provided in the Security Agreement, (f) Inventory not either usable or saleable, at prices not less than the standard cost, in the ordinary course of the Borrower's business, or (g) Inventory which is not subject to a first priority perfected security interest in favor of Bank.

                  Environmental Laws shall mean the Resource Conservation and Recovery Act of 1987, the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund" or "Superlien" law, the Toxic Substances Control Act and any other Federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Materials or any other hazardous, toxic or dangerous waste, substance or constituent or other substance, whether solid, liquid or gas, as now or at any time hereafter in effect.

                  Environmental  Lien shall have the meaning ascribed thereto in
Section 7.1(k)(vii).

                  ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

                  ERISA Affiliate shall mean any corporation, trade or business that is, along with Borrower, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Sections 414(b) and 414(c), respectively, of the Code.

                  Event of Default  shall have the meaning  ascribed  thereto in
Section 8.

                  Facility  Fee  shall  have the  meaning  ascribed  thereto  in
Section 3.7.

                  Floating Rate Margin shall mean One Fourth of One Percent (0.25%) up to and including August 31, 1997, and thereafter, commencing on the first day of the second month following each fiscal quarter-end or fiscal year-end, the "Floating Rate Margin" shall (based upon the Guarantor's ratio of consolidated Indebtedness to Consolidated Tangible Net Worth as of the end of the immediately preceding quarter (or fiscal year) determined by reference to the Guarantor's quarter-end (or fiscal year-end) financial statements for such preceding fiscal quarter-end (or fiscal year-end)), (i.e., for the period beginning September 1, 1997 by referencing the Guarantor's July 31, 1997 fiscal quarter-end financial statements), mean the following:

                           (i) One Half of One Percent (0.50%), if the Guarantor's ratio of consolidated Indebtedness to Consolidated Tangible Net Worth shall be greater than or equal to 2.0 to 1.0 as determined pursuant to Section 5.1(I) of the Guaranty by reference to the Guarantor's most recent quarter-end (or fiscal year-end) financial statements,

                           (ii) One Fourth of One Percent (0.25%), if the Guarantor's ratio of consolidated Indebtedness to Consolidated Tangible Net Worth shall be less than 2.0 to 1.0 but greater than or equal to
         1.5 to 1.0 as determined pursuant to Section 5.1(I) of the Guaranty by reference to the Guarantor's most recent quarter-end (or fiscal year-end) financial statements,

                           (iii) Zero Percent (0.00%), if the Guarantor's ratio of consolidated Indebtedness to Consolidated Tangible Net Worth shall be less than or equal to 1.5 to 1.0 but greater than or equal to 1.0 to
         1.0 as determined pursuant to Section 5.1(I) of the Guaranty by reference to the Guarantor's most recent quarter-end (or fiscal year-end) financial statements, and

                           (iv) Negative One Fourth of One Percent (-0.25%), if the Guarantor's ratio of consolidated Indebtedness to Consolidated Tangible Net Worth shall be less than 1.0 to 1.0 as determined pursuant to Section 5.1(I) of the Guaranty by reference to the

         Guarantor's most recent quarter-end (or fiscal year-end) financial statements,

The interest rate on any Loan shall be adjusted automatically on and as of the effective date of any change in the Floating Rate Margin pursuant to this definition.

                  Generally Accepted Accounting Principles shall mean such accounting principles as, in the opinion of the "big six" accounting firm regularly retained by Guarantor and Borrower, conform at the time to generally accepted accounting principles consistently applied, except that with respect to the financial statements and reports of the Borrower, such financial statements and reports shall not be required to separately report the accrual of income taxes on Borrower's financial statements and shall not include footnotes, and with respect to the interim financial statements only of Guarantor, may not include footnotes.

                  Guarantee by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other
Person or otherwise protecting the holder of such Indebtedness against loss (whether by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee" used as a verb shall have a correlative meaning.

                  Guarantor shall mean Agri-Nutrition Group Limited, a Delaware corporation, and its successors and assigns.

                  Guaranty shall mean that certain Unlimited Continuing Guaranty dated the date hereof and executed by Agri-Nutrition Group Limited, a Delaware corporation, in favor of Bank, as the same may from time to time be amended.

                  Hazardous Materials shall mean any hazardous substance or pollutant or contaminant defined as such in (or for the purposes of) any Environmental Law and shall include, without limitation, petroleum, including crude oil or any fraction thereof which is liquid at standard conditions of temperature or pressure (60 degrees fahrenheit and 14.7 pounds per square inch absolute), any radioactive material, including, without limitation, any source, special nuclear or byproduct material as defined in 42 U.S.C. Section 2011 et seq., as amended or hereafter amended, and asbestos in any form or condition.

                  Indebtedness of any Person shall mean and include, without duplication, any and all indebtedness, liabilities and obligations of such Person which in accordance with Generally Accepted Accounting Principles consistently applied are or should be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all (i) obligations of such Person for borrowed money or which have been incurred in connection with the acquisition of Property, (ii) obligations secured by any Lien or other charge upon any Property owned by such Person, provided that if such Person has not assumed or become liable for the payment of such obligations, such obligations shall still be included in Indebtedness but the determination of the amount of Indebtedness evidenced by such obligations shall be limited to the book value of such Property, (iii) obligations created or arising under any conditional sale or other title retention agreement with respect to any Property acquired by such Person, provided that if the rights and remedies of the seller, lender or lessor in the event of default under such agreement are limited solely to repossession or sale of such Property, such obligations shall still be included in Indebtedness but the determination of the amount of Indebtedness evidenced by such obligations shall be limited to the book value of such Property, (iv) all Guarantees and other contingent indebtedness, liabilities and obligations of such Person, but only to the extent any such contingent indebtedness, liabilities and obligations are, in accordance with Generally Accepted Accounting Principles consistently applied, required to be accrued as a liability on the balance sheet of such Person and
(v) all obligations of such Person as lessee under any Capitalized Lease.

                  For the purpose of computing the "Indebtedness" of any Person, there shall be excluded any particular Indebtedness to the extent that, upon or prior to the maturity thereof, there shall have been deposited with the proper depositary in trust the necessary funds (or evidences of such Indebtedness) for the payment, redemption or satisfaction of such Indebtedness; and thereafter such funds and evidences of Indebtedness so deposited shall not be included in any computation of the assets of such Person.

                  Intercreditor Agreement shall mean that certain Intercreditor Agreement dated as of January 8, 1996 and executed by John J. Nelson, Inc., formerly known as St. JON Laboratories, Inc., a California corporation, and by John J. Nelson in favor of Bank, subordinating any and all present and future security interests of John J. Nelson, Inc. and John J. Nelson in Borrower's accounts receivable and inventory to any and all present and future security interest of Bank therein, as the same may from time to time be amended.

                  Inventory shall mean all inventory of Borrower valued at the lower of cost or market.

                  Lien  shall  mean  any   interest  in  Property   securing  an
obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract, including, without limitation, any security interest, mortgage, deed of trust, pledge, hypothecation, judgment lien or other lien or encumbrance of any kind or nature whatsoever, any conditional sale or trust receipt and any lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property.

                  Loan  shall  mean each  Loan made  hereunder,  as  defined  in
Section 3.1(a) herein, and Loans shall mean any or all of the foregoing.

                  Multiemployer Plan shall mean a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA which is maintained for employees of Borrower, any ERISA Affiliate or any Subsidiary of Borrower.

                  Note shall mean the Revolving Credit Note of Borrower to be executed and delivered to Bank pursuant to Section 3.2, as the same may from time to time be amended, modified, extended or renewed.

                  Obligor shall mean Borrower, the Guarantor and each other Person who is or shall at any time hereafter become primarily or secondarily liable on any of Borrower's Obligations or who grants Bank a Lien upon any of the Property or assets of such Person as security for any of Borrower's Obligations.

                  Occupational Safety and Health Laws shall mean the Occupational Safety and Health Act of 1970, as amended, and any other Federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning employee health and/or safety, as now or at any time hereafter in effect.

                  PBGC shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

                  Pension Plan shall mean a "pension plan," as such term is defined in Section 3(2) of ERISA, which is established or maintained by Borrower, any ERISA Affiliate or any Subsidiary of Borrower, other than a Multiemployer Plan.

                  Person shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity or government (whether national, Federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

                  Pledge Agreement shall mean that certain Agreement of Pledge (Third Party) executed by Agri-Nutrition Group Limited, a Delaware corporation, and delivered to Bank pursuant to Section 5.2, as the same may from time to time be amended, pursuant to which Agri-Nutrition Group Limited has pledged to Bank all of the issued and outstanding shares of capital stock in the Borrower.

                  Prime Rate shall mean the interest rate announced from time to time by Bank as its "prime rate" on commercial loans (which rate shall fluctuate as and when said prime rate shall change).

                  Property shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible. Properties shall mean the plural of Property. For purposes of this Agreement, Borrower and each Subsidiary of Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

                  Related Party shall mean any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by or is under common control with, Borrower or any Subsidiary of Borrower, (ii) which beneficially owns or holds ten percent (10%) or more of the equity interest of Borrower, (iii) ten percent (10%) or more of the equity interest of which is beneficially owned or held by Borrower or a Subsidiary of Borrower, or (iv) who is a director, officer or employee of Borrower or a Subsidiary of Borrower, but the term "Related Party" shall specifically exclude Durvet/PMR, L.P., its general partner, Durvet, Inc and St. JON VRx Products, Limited. The term "control" shall mean the possession, directly or indirectly, of the power to vote ten percent (10%) or more of the capital stock of any Person or the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  Reportable Event shall have the meaning given to such term in ERISA.

                  Security Agreement shall mean the Security Agreement executed by Borrower and delivered to Bank pursuant to Section 6, as the same may from time to time be amended.

                  Subordinated Debt shall mean all borrowed money Indebtedness of Borrower which has been duly subordinated by the lender thereof to Borrower's Indebtedness and obligations to Bank hereunder and under the other Transaction Documents pursuant to a subordination agreement acceptable to Bank.

                  Subordination Agreement shall mean that certain Subordination and Standby Agreement dated as of January 19, 1996 and executed by Agri-Nutrition Group Limited in favor of Bank, subordinating any and all present and future indebtedness and liens of Agri-Nutrition Group Limited received from Borrower to any and all present and future indebtedness and liens of Bank therein, as the same may from time to time be amended.

                  Subsidiary shall mean, with respect to any Person, any corporation of which fifty percent (50%) or more of the issued and outstanding capital stock entitled to vote for the election of directors (other than by reason of default in the payment of dividends) is at the time owned directly or indirectly by such Person.

                  Term shall have the meaning ascribed thereto in Section 1.

                  Third Party Collateral shall mean any Property or assets of any Obligor other than Borrower which now or at any time hereafter secure the payment or performance of any of Borrower's Obligations.

                  Transaction Documents shall mean this Agreement, the Note, the Security Agreement and all other agreements, documents and instruments heretofore, now or hereafter delivered to Bank with respect to or in connection with or pursuant to this Agreement, any Loans made hereunder or any other of Borrower's Obligations, and executed by or on behalf of Borrower, all as the same may from time to time be amended, modified, extended or renewed.

                  SECTION 3.  THE LOANS.

                  3.1 (a) Commitment of Bank. Subject to the terms and conditions hereof, during the Term of this Agreement, Bank hereby agrees to make such loans (individually, a "Loan" and collectively, the "Loans") to Borrower as Borrower may from time to time request pursuant to Section 3.2. The maximum aggregate principal amount which Bank, cumulatively, may be required to have outstanding under this Agreement at any one time shall not exceed the lesser of
(i) One Million Eight Hundred Thousand Dollars ($1,800,000.00) ("Bank's Commitment"), or (ii) the Borrowing Base (as hereinafter defined). Subject to the terms and conditions hereof, Borrower may borrow, repay and reborrow such sums from Bank, provided, however, that the aggregate principal amount of all Loans outstanding hereunder at any one time shall not exceed the lesser of Bank's Commitment or the then available Borrowing Base.

     (b) Borrowing Base. For purposes of computing the amount available under Section 3.1(a), the "Borrowing Base" shall mean the sum of:

                           (i)      Sixty-Five Percent (65%) of the face amount
of Eligible Accounts of Borrower, plus

                           (ii)   Forty-Five   Percent  (45%)  of  the  Eligible
         Inventory of Borrower.

     (c) Borrowing Base Certificate. Borrower shall deliver to Bank on the date of execution hereof (with respect to the month ended May 31, 1997) and on the twenty-first (21st) day of each month thereafter commencing in the month of July, 1997, a borrowing base certificate in the form of Exhibit A attached hereto and incorporated herein by reference (a "Borrowing Base Certificate") setting forth:

                        (i) the Borrowing Base and its components as of the end of the immediately preceding month;

                      (ii) the aggregate principal amount of all outstanding Loans; and

                      (iii) the difference, if any, between the Borrowing Base and the aggregate principal amount of all outstanding Loans.

The Borrowing Base shown in such Borrowing Base Certificate shall be and remain the Borrowing Base hereunder until the next Borrowing Base Certificate is delivered to Bank, at which time the Borrowing Base shall be the amount shown in such subsequent Borrowing Base Certificate. Each Borrowing Base Certificate shall be certified (subject to normal year-end adjustments) as to truth and accuracy by the President or principal financial officer of Borrower.

           (d) Mandatory Repayments. If at any time the Borrowing Base as shown on the most recent Borrowing Base Certificate should be less than the aggregate principal amount of all outstanding Loans, Borrower shall be automatically required (without demand or notice of any kind by Bank, all of which are hereby expressly waived by Borrower) to immediately repay the Loans in an amount sufficient to reduce such aggregate principal amount of outstanding Loans to the amount of the Borrowing Base.

                  3.2 Procedure for Borrowing. Subject to the terms and conditions hereof, Bank shall cause the Loans to be made to Borrower at any time and from time to time during the Term of this Agreement upon timely prior oral or written notice ("Borrowing Notice") from Borrower to Bank specifying:

                           (i)      the desired amount of the Loan;

                           (ii) the date on which the proceeds of the Loan are to be made available to Borrower, which shall be a Business Day;

                           (iii) that on the date of, and after giving effect to, such Loan, no Default or Event of Default under this Agreement has occurred and is continuing; and

                           (iv) that on the date of, and after giving effect to, such Loan, all of the representations and warranties of Borrower contained in this Agreement are true and correct in all material respects as if made on the date of such Loan.

A Borrowing Notice shall not be required in connection with a Loan made to cover any overdraft in Borrower's operating account on a day-to-day basis as set forth herein. A Borrowing Notice, if in writing, shall be in the form of the notice attached hereto as Exhibit B. Each Borrowing Notice must be received by Bank not later than 10:00 a.m. (St. Louis time) on the Business Day on which a Loan is to be made. A Borrowing Notice shall not be revocable by Borrower. Subject to the terms and conditions hereof, provided that Bank has received the Borrowing Notice, Bank shall (unless Bank determines that any applicable condition specified in Section 4 has not been satisfied) pay to Borrower the Loan proceeds in immediately available funds not later than 2:00 p.m. (St. Louis time) on the Business Day specified in said Borrowing Notice. Borrower hereby authorizes Bank to reasonably rely on telephonic, telegraphic, telecopy, telex or written instructions of any person identifying himself as a person authorized to request a Loan or make a repayment hereunder, and on any signature which Bank believes to be genuine, and Borrower shall be bound thereby in the same manner as if such person were actually authorized or such signature were genuine. Borrower further requests and authorizes Bank, in Bank's sole and absolute discretion, to make a Loan to Borrower hereunder at the end of each day in which Borrower shall have an overdraft (negative balance) in its operating account (Account No. 9800805419) with Bank after crediting all deposits received in immediately available funds and debiting all withdrawals made and checks presented against such account and honored by Bank as of such date, which Loan shall be in the amount of such overdraft without any other request or authorization therefor from Borrower and without notice to Borrower. Similarly, Borrower requests that Bank apply any collected balances in excess of a mutually predetermined amount remaining at the end of any day in Borrower's operating account to the repayment of the principal balance of Borrower's Obligations outstanding as Loans under the Note. Borrower also hereby agrees to indemnify Bank and hold Bank harmless from and against any and all claims, demands, damages, liabilities, losses, costs and expenses (including, without limitation, Attorneys' Fees) relating to or arising out of or in connection with the acceptance of instructions for making Loans or repayments hereunder. Contemporaneously with the execution of this Agreement, Borrower shall execute and deliver to Bank a Note of Borrower dated the date hereof and payable to the order of Bank in the original principal amount of One Million Eight Hundred Thousand Dollars ($1,800,000.00) in the form attached hereto as Exhibit C and incorporated herein by reference (as the same may from time to time be amended, modified, extended or renewed, the "Note").

                  3.3      Interest Rates.

    (a) Each Loan shall bear interest prior to maturity at a rate per annum equal to the Prime Rate plus Floating Rate Margin, each in effect from time to time during the period when such Loan is outstanding, with changes in the interest rate taking effect on the date a change in the Floating Rate Margin occurs pursuant to the definition thereof or the date a change in the Prime Rate is made effective generally by Bank.

          (b) From and after the maturity of the Note, whether by reason of acceleration or otherwise, the entire unpaid principal balance of each Loan shall bear interest, payable upon demand, until paid at a rate per annum equal to Three and One-Half Percent (3.50%) over and above the Prime Rate, fluctuating as aforesaid.

      (c) Interest shall be computed with respect to all Loans on an actual day, 360-day year.

                  3.4 Prepayment. Borrower shall be privileged to prepay all at any time or any portion from time to time of the unpaid principal of any Loan prior to maturity, without penalty or premium, provided that such repayment is made on a Business Day. All prepayments shall be applied solely to the payment of principal.

                  3.5 Interest Payments. Borrower shall pay Bank all interest which accrued on all Loans during any month on the fifteenth (15th) day of the month following the month in which such interest accrued, commencing with the fifteenth (15th) day of the month following the month in which any Loan is made. Notwithstanding any provision contained herein to the contrary, all accrued and unpaid interest shall also be paid at the maturity of the Note, whether by reason of acceleration or otherwise, and any interest accruing after any such maturity shall be payable upon demand. In case any installment of interest shall become due on a day which is not a Business Day, interest shall be computed to, and payable on, the next succeeding Business Day.

                  3.6 Place and Manner of Payment. Both principal and interest on the Loans are payable to Bank in lawful currency of the United States in Federal or other immediately available funds at Bank's banking office at 1281 Graham Road, Florissant, Missouri 63031, or at such other place as Bank shall designate in writing to Borrower.

                  3.7 Facility Fee.  Borrower shall pay to Bank on the fifteenth
(15th) day following the end of each January, April, July and October during the Term of this Agreement and on the last day of the Term hereof, a facility fee (the "Facility Fee") in an amount equal to:

             (a) Five-Sixteenths of One Percent (0.3125%) per annum, if the Guarantor's ratio of consolidated Indebtedness to Consolidated Tangible Net Worth shall be greater than or equal to 2.0 to 1.0 as determined pursuant to
Section 5.1(I) of the Guaranty by reference to the Guarantor's most recent quarter-end (or fiscal year-end) financial statements,

        (b) One-Fourth of One Percent (0.25%) per annum, if the Guarantor's ratio of consolidated Indebtedness to Consolidated Tangible Net Worth shall be less than 2.0 to 1.0 but greater than or equal to 1.0 to 1.0 as determined pursuant to Section 5.1(I) of the Guaranty by reference to the Guarantor's most recent quarter-end (or fiscal year-end) financial statements, and

            (c) Three-Sixteenths of One Percent (0.1875%) per annum, if the Guarantor's ratio of consolidated Indebtedness to Consolidated Tangible Net Worth shall be less than 1.0 to 1.0 as determined pursuant to Section 5.1(I) of the Guaranty by reference to the Guarantor's most recent quarter-end (or fiscal year-end) financial statements, calculated on the basis of the unused Bank's Commitment during the preceding fiscal quarter of Borrower ending as of the last day of each January, April, July and October, which unused Bank's Commitment shall be arrived at by dividing the aggregate of the daily unused Bank's Commitment for each day of that quarter as of the close of each day by ninety (90) (or by the actual number of days for any partial quarter). Payment of the Facility Fee is a condition precedent to Bank's obligations to make any new Loans hereunder.

                  3.8 Maturity. All Loans not paid prior to March 31, 1999, together with all accrued and unpaid interest thereon, shall be due and payable on March 31, 1999 (as from time to time extended, if any, pursuant to this Section, the "Maturity Date"); provided, however, that in the event Bank, in its sole and absolute discretion, shall deliver to Borrower a written notice signed by Bank on or before the date one year prior to the then current Maturity Date (and prior to any subsequent Maturity Date thereafter if extended under this Section 3.8) of Bank's intention to extend the term of this Agreement for an additional year, then the Maturity Date of this Agreement shall be extended for a period of one additional year following the then current Maturity Date. Following any such extension of the Maturity Date by Bank, all of the outstanding principal and all accrued and unpaid interest, fees and other amounts due under this Agreement and the Note shall be due and payable on such new Maturity Date, unless it is again extended by Bank, in its sole and absolute discretion, under the foregoing sentence.

SECTION 4.  PRECONDITIONS TO LOANS.

                  4.1 Initial Loan. Notwithstanding any provision contained herein to the contrary, Bank shall have no obligation to make any Loan hereunder unless Bank shall have first received:

        (a) this Agreement and the Note, each executed by a duly authorized officer of Borrower;

           (b) the Amendment to Security Agreement and such other documents as Bank may reasonably require under Section 5.1, each duly executed by an authorized officer of Borrower;

      (c) a copy of resolutions of the Board of Directors of Borrower, duly adopted, which authorize the execution, delivery and performance of this Agreement and the Note, the Amendment to Security Agreement and the other Transaction Documents, certified by the Secretary of Borrower;

     (d) a certificate of corporate good standing of Borrower issued by the Secretary of State of the State of California;

           (e)      the Guaranty, duly executed by Agri-Nutrition Group Limited;

       (f) the Consent of Agri-Nutrition Group Limited in the form attached hereto, acknowledging the amendments contained herein and the continuing effectiveness of the

Pledge Agreement and the Subordination Agreement, duly executed by an authorized officer of Agri-Nutrition Group Limited;

     (g) a copy of Resolutions of the Board of Directors of Guarantor, duly adopted, which authorize the execution, delivery and performance of the Guaranty and the Subordination Agreement, certified by the Secretary of Guarantor;

       (h) a Certificate of Corporate Good Standing of Guarantor, issued by the Secretary of State of the State of Delaware;

     (i) the Consent of John J. Nelson, Inc. and John J. Nelson in the form attached hereto, acknowledging the amendments contained herein and the continuing effectiveness of the Intercreditor Agreement, duly executed by an authorized officer of John J. Nelson, Inc. and by John J. Nelson;

     (j) the Consent of St. Jon VRx Products Limited in the form attached hereto, acknowledging the amendments contained herein and the continuing effectiveness of the Subordination Agreement executed by St. Jon VRx Products Limited in favor of Bank, duly executed by an authorized officer of St. Jon VRx Products Limited;

     (k) an opinion of counsel of Dyer, Ellis & Joseph,  independent  counsel to
Borrower  and  Guarantor,   in  the  form  of  Exhibit  D  attached  hereto  and
incorporated herein by reference;

     (l)      the initial Borrowing Base Certificate required by Section 3.1(c);

     (m)      the Borrowing Notice required by Section 3.2; and

     (n) such other agreements, documents, instruments and certificates as Bank may reasonably request.

                  4.2 Subsequent Loans. Notwithstanding any provision contained herein to the contrary, Bank shall have no obligation to make any subsequent Loan hereunder unless:

       (a) Bank shall have received a current Borrowing Base Certificate as required by Section 3.1(c);

       (b) Bank shall have received a Borrowing Notice for such Loan as required by Section 3.2;

       (c) on the date of and immediately after such Loan, no Default or Event of Default under this Agreement shall have occurred and be continuing;

       (d)    as of the date of such Loan, neither John J. Nelson, Inc. nor John
J. Nelson shall have contested or denied the validity or enforceability of the Intercreditor Agreement or their respective further liabilities and obligations to Bank under the Intercreditor Agreement;

    (e) on the date of and immediately after such Loan, no material adverse change in the business, financial position or results of operations of Borrower, the Guarantor or any of their respective Subsidiaries shall have occurred since the date of this Agreement and be continuing; and

     (f) all of the representations and warranties of Borrower contained in this Agreement shall be true and correct on and as of the date of such Loan as if made on the date of such Loan.

                  Each request for a Loan by Borrower hereunder shall be deemed to be a representation and warranty by Borrower on the date of such Loan as to the facts specified in clauses (c), (d), (e) and (f) of this Section 4.2.

SECTION 5.  SECURITY

                  5.1 Security Agreement. In order to secure the payment when due of Borrower's Obligations, Borrower has conveyed to Bank a security interest in, among other things, all of Borrower's accounts receivable, inventory, machinery, equipment, fixtures and other tangible and intangible personal property and all proceeds and products thereof, which security interest is and shall be a first and prior interest in all such items except for those Uniform Commercial Code security interests described on Schedule 6.12 attached hereto. Said security interest is evidenced by a Security Agreement dated as of January 19, 1996 and executed by Borrower in favor of Bank (as the same may from time to time be amended, the "Security Agreement"). Borrower further covenants and agrees to execute and deliver to Bank any and all financing statements, continuation statements and such other documentation as may be requested by Bank in order to create, perfect and continue said security interests. Upon demand, Borrower shall pay all legal and filing fees and expenses incurred by Bank in the preparation of the foregoing documents and perfection of the security interest contemplated thereby. Bank shall have no obligation to make any Loan hereunder unless and until Borrower has fully satisfied these requirements.

                  5.2 Pledge Agreement. In order to further secure the payment when due of Borrower's Obligations, Agri-Nutrition Group Limited has pledged to Bank and granted to Bank a first perfected security interest in all of the issued and outstanding capital stock of the Borrower, as more fully described in that certain Agreement of Pledge (Third Party) made by Agri-Nutrition Group Limited in favor of Bank dated as of January 19, 1996 (as the same has been or may be amended from time to time, the "Pledge Agreement"), which Pledge Agreement is and shall be a first and prior interest in all such capital stock. Borrower further covenants and agrees to cause Agri-Nutrition Group Limited to execute and deliver to Bank any and all collateral schedules, stock powers, Reg. U-1 affidavits and other documents as may be reasonably requested by Bank from time to time, together with all original stock certificates evidencing any shares of capital stock in the Borrower. Upon demand, Borrower shall pay all legal and filing fees and other expenses incurred by Bank in connection with the Pledge Agreement. Bank shall have no obligation to make any Loan hereunder unless and until Borrower and Agri-Nutrition Group Limited have fully satisfied these requirements.

SECTION 6.  REPRESENTATIONS AND WARRANTIES.

                  Borrower represents and warrants to Bank that:

                  6.1 Corporate Existence and Power. Borrower and each Subsidiary of Borrower: (a) is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate powers and all governmental and regulatory licenses, authorizations, consents and approvals required to carry on its business as now conducted; and (c) is duly qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to so qualify would have a material adverse effect on its business, financial condition or operations.

                  6.2 Corporate Authorization. The execution, delivery and performance by Borrower of this Agreement, the Note, the Amendment to Security Agreement and the other Transaction Documents are within the corporate powers of Borrower and have been duly authorized by all necessary corporate action.

                  6.3 Binding Effect. This Agreement, the Note, the Amendment to Security Agreement and the other Transaction Documents have been duly executed and delivered by Borrower and constitute the legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights in general.

                  6.4 Financial Statements. Borrower has furnished Bank with the following financial statements, identified by the principal financial officer of
Borrower: (1) consolidated balance sheet and statements of income, retained earnings and cash flows of Guarantor and its Consolidated Subsidiaries as of October 31, 1996 and for the period then ended, all certified by Guarantor's independent certified public accountants, which financial statements have been prepared in accordance with Generally Accepted Accounting Principles consistently applied; and (2) unaudited consolidated balance sheet and statements of income, retained earnings and cash flows of Borrower and its Consolidated Subsidiaries as of April 30, 1997, certified by the principal financial officer of Borrower as being true and correct to the best of his knowledge and as being prepared in accordance with Borrower's normal accounting procedures. Borrower further represents and warrants to Bank that: (1) said balance sheets and their accompanying notes fairly present the condition of Borrower and its Consolidated Subsidiaries as of the dates thereof; (2) there has been no material adverse change in the condition or operation, financial or otherwise, of Borrower, the Guarantor or any of their respective Consolidated Subsidiaries since April 30, 1997; and (3) neither Borrower, the Guarantor nor any of their respective Consolidated Subsidiaries has any direct or contingent liabilities which are not disclosed on said financial statements in accordance with Generally Accepted Accounting Principles.

                  6.5 Litigation. Except as disclosed on Schedule 6.5 attached hereto, there is no action or proceeding pending or, to the knowledge of Borrower, threatened against or affecting Borrower, the Guarantor or any Subsidiary of Borrower or Guarantor before any court, arbitrator or any governmental, regulatory or administrative body, agency or official which could result in any material adverse change in the condition or operation, financial or otherwise, of Borrower, the Guarantor or any Subsidiary of Borrower or the Guarantor, and neither Borrower, the Guarantor nor any Subsidiary of Borrower or the Guarantor is in default with respect to any order, writ, injunction, decision or decree of any court, arbitrator or any governmental, regulatory or administrative body, agency or official, a default under which could have a material adverse effect on Borrower, the Guarantor or any Subsidiary of Borrower or the Guarantor.

                  6.6 Pension and Welfare Plans. Each Pension Plan complies with all applicable statutes and governmental rules and regulations; no Reportable Event has occurred and is continuing with respect to any Pension Plan; neither Borrower nor any ERISA Affiliate nor any Subsidiary of Borrower has withdrawn from any Multiemployer Plan in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 or 4205 of ERISA, respectively; no steps have been instituted by Borrower, any ERISA Affiliate or any Subsidiary of Borrower to terminate any Pension Plan; no condition exists or event or transaction has occurred in connection with any Pension Plan or Multiemployer Plan which could result in the incurrence by Borrower, any ERISA Affiliate or any Subsidiary of Borrower of any material liability, fine or penalty; and neither Borrower nor any ERISA Affiliate nor any Subsidiary of Borrower is a "contributing sponsor" as defined in Section 4001(a)(13) of ERISA of a "single-employer plan" as defined in Section 4001(a)(15) of ERISA which has two or more contributing sponsors at least two of whom are not under common control. Except as disclosed on Schedule 6.6 attached hereto, neither Borrower nor any Subsidiary of Borrower has any contingent liability with respect to any "employee welfare benefit plan", as such term is defined in Section 3(a) of ERISA, which covers retired employees and their beneficiaries.

                  6.7 Tax Returns and Payment. Borrower and each Subsidiary of Borrower has filed all Federal, state and local income tax returns and all other tax returns which are required to be filed and has paid all taxes due pursuant to such returns or pursuant to any assessment received by Borrower or any Subsidiary of Borrower, except for the filing of such returns, if any, in respect of which an extension of time for filing is in effect and except for such taxes, if any, as are being contested in good faith by appropriate proceedings being diligently conducted and as to which adequate reserves in accordance with Generally Accepted Accounting Principles consistently applied have been provided. The charges, accruals and reserves on the books of Borrower and each Subsidiary of Borrower in respect of any taxes or other governmental charges are, in the opinion of Borrower, adequate.

                  6.8 Subsidiaries. Borrower's only subsidiary is St. Jon VRx Products Limited, a corporation organized under the laws of the United Kingdom.

                  6.9 Compliance With Other Instruments; None Burdensome. Neither Borrower nor any Subsidiary of Borrower is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, Property or financial condition and which is not disclosed on Borrower's financial statements heretofore submitted to Bank; none of the execution and delivery by Borrower of the Transaction Documents, the consummation of the transactions therein contemplated or the compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Borrower, or any of the provisions of Borrower's Certificate or Articles of Incorporation or Bylaws or any of the provisions of any indenture, agreement, document, instrument or undertaking to which Borrower is a party or subject, or by which it or its Property is bound, or conflict with or constitute a default thereunder or result in the creation or imposition of any Lien pursuant to the terms of any such indenture, agreement, document, instrument or undertaking (other than in favor of Bank pursuant to the Transaction Documents). No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental, regulatory, administrative or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, the execution, delivery or performance of, or the legality, validity, binding effect or enforceability of, any of the Transaction Documents.

                  6.10  Other  Loans  and  Guarantees.  Except as  disclosed  on
Schedule 6.10 attached hereto, neither Borrower nor any Subsidiary of Borrower is a party to any loan transaction or Guarantee.

                  6.11 Labor Matters. Except as disclosed on Schedule 6.11 attached hereto, (a) no labor contract to which Borrower or any Subsidiary of Borrower is subject is scheduled to expire during the Term of this Agreement and
(b) on the date of this Agreement, (i) neither Borrower nor any Subsidiary of Borrower is a party to any labor dispute and (ii) there are no strikes or walkouts relating to any labor contract to which Borrower or any Subsidiary of Borrower is subject.

                  6.12 Title to Property. Borrower and each Subsidiary of Borrower is the sole and absolute owner of, or has the legal right to use and occupy, all Property it claims to own or which is necessary for Borrower or such Subsidiary of Borrower to conduct its business. Neither Borrower nor any Subsidiary of Borrower has signed any financing statements, security agreements or chattel mortgages with respect to any of its Property, has granted or permitted any Liens with respect to any of its Property or has any knowledge of any Liens with respect to any of its Property, except as disclosed on Schedule
6.12 attached hereto.

                  6.13 Regulation U. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of The Board of Governors of the Federal Reserve System, as amended) and no part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately (i) to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund or repay indebtedness originally incurred for such purpose or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of any of the Regulations of The Board of Governors of the Federal Reserve System, including, without limitation, Regulations G, U, T or X thereof, as amended. If requested by Bank, Borrower shall furnish to Bank a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U.

                  6.14 Multi-Employer Pension Plan Amendments Act of 1980. Neither Borrower nor any Subsidiary of Borrower has any pension plan or any liability for pension contributions pursuant to any plan subject to the Multi-Employer Pension Plan Amendments Act of 1980, as amended ("MEPPAA").

                  6.15 Investment Company Act of 1940; Public Utility Holding Company Act of 1935. Borrower is not an "investment company" as that term is defined in, and is not otherwise subject to regulation under, the Investment Company Act of 1940, as amended.

Borrower is not a "holding company" as that term is defined in, and is not otherwise subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

                  6.16 Patents, Licenses, Trademarks, Etc. Borrower and each Subsidiary of Borrower possesses all necessary patents, licenses, trademarks, trademark rights, trade names, trade name rights and copyrights to conduct its business without conflict with any patent, license, trademark, trade name or copyright of any other Person.

                  6.17 Environmental and Safety and Health Matters. Except as disclosed on Schedule 6.17 attached hereto: (i) the operations of Borrower and each Subsidiary of Borrower comply in all material respects with (A) all applicable Environmental Laws and (B) all applicable Occupational Safety and Health Laws; (ii) none of the operations of Borrower or any Subsidiary of Borrower are subject to any judicial, governmental, regulatory or administrative proceeding alleging the violation of any Environmental Law or Occupational Safety and Health Law; (iii) none of the operations of Borrower or any Subsidiary of Borrower is the subject of any Federal or state investigation evaluating whether any remedial action is needed to respond to (A) any spillage, disposal or release into the environment of any Hazardous Material or any other hazardous, toxic or dangerous waste, substance or constituent or other substance, or (B) any unsafe or unhealthful condition at any premises of Borrower or such Subsidiary of Borrower; (iv) neither Borrower nor any Subsidiary of Borrower has filed any notice under any Environmental Law or Occupational Safety and Health Law indicating or reporting (A) any past or present spillage, disposal or release into the environment of, or treatment, storage or disposal of, any Hazardous Material or any other hazardous, toxic or dangerous waste, substance or constituent or other substance or (B) any unsafe or unhealthful condition at any premises of Borrower or such Subsidiary of Borrower; and (v) neither Borrower nor any Subsidiary of Borrower has any known contingent liability in connection with (A) any spillage, disposal or release into the environment of, or otherwise with respect to, any Hazardous Material or any other hazardous, toxic or dangerous waste, substance or constituent or other substance or (B) any unsafe or unhealthful condition at any premises of Borrower or such Subsidiary of Borrower.

SECTION 7.  COVENANTS.

                  7.1 Affirmative Covenants of Borrower. Borrower covenants and agrees that, so long as Bank has any obligation to make any Loan hereunder or any of Borrower's Obligations remain unpaid:

                           (a)      Information.  Borrower will deliver to Bank:

                           (i) As soon as available and in any event within ninety (90) days after the end of each fiscal year of Borrower, the consolidated balance sheet of Guarantor and its Consolidated
         Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, retained earnings and cash flows for such fiscal year, all with consolidating disclosures and setting forth in each case, in comparative form, the figures for the previous fiscal year, all such financial statements to be prepared in accordance with Generally Accepted Accounting Principles consistently applied and reported on by and accompanied by the unqualified opinion of independent certified public accountants of nationally recognized standing selected by Guarantor and reasonably acceptable to Bank together with (i) a certificate from such accountants to the effect that, in making the examination necessary for the signing of such annual audit report, such accountants have not become aware of any Default or Event of Default that has occurred and is continuing, or, if such accountants have become aware of any such event, describing it and the steps, if any, being taken to cure it and (ii) the computations of such accountants evidencing Borrower's compliance with the financial covenants contained in this Agreement;

                           (ii) As soon as available and in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of Borrower, the consolidated balance sheet of Guarantor and its Consolidated Subsidiaries as of the end of such fiscal quarter and the related consolidated statements of income, retained earnings and cash flows for such fiscal quarter and for the portion of Guarantor's and Borrower's fiscal year ended at the end of such fiscal quarter, all with consolidating disclosures and setting forth in each case in comparative form, the figures for the corresponding fiscal quarter and the corresponding portion of Guarantor's and Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, Generally Accepted Accounting Principles and consistency by the principal financial officer of Guarantor and Borrower;

                           (iii) As soon as available and in any event within twenty-one (21) days after the end of each month, a certificate of the principal financial officers or controllers of Borrower and Guarantor in the form attached hereto as Exhibit E and incorporated herein by reference, accompanied by supporting financial work sheets where appropriate;

                           (iv) As soon as available and in any event within twenty-one (21) days after the end of each month, the consolidated balance sheet of Borrower and its Consolidated Subsidiaries as of the end of each such month and the related consolidated statements of income, retained earnings and cash flows for such month and for the portion of Borrower's fiscal year ended at the end of such month, all with consolidating disclosures and setting forth in each case in comparative form, the figures for the corresponding month and the corresponding portion of Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, Generally Accepted Accounting Principles and consistency by the principal financial officer or controller of Borrower;

                           (v) Within twenty-one (21) days after the end of each month, the Borrowing Base Certificate dated as of the last day of such preceding month-end, as required pursuant to Section 3.1(d) hereof, together with an accounts receivable aging and inventory list of Borrower if requested by Bank;

                           (vi) Promptly upon receipt thereof, any reports submitted to Borrower or any Consolidated Subsidiary of Borrower (other than reports previously delivered pursuant to Sections 7.1(a)(i) and
         (ii) above) by independent accountants in connection with any annual, interim or special audit made by them of the books of Guarantor, Borrower or any Consolidated Subsidiary of Borrower;

                           (vii) Promptly upon any filing thereof, and in any event within ten (10) days after the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or interim reports which Guarantor shall file with the Securities and Exchange Commission;

                           (viii) Promptly upon the mailing thereof to the shareholders of Borrower generally, and in any event within ten (10) days after such mailing, copies of all financial statements, reports, proxy statements and other material information so mailed; and

                           (ix) With reasonable promptness, such further information regarding the business, affairs and financial condition of Borrower or any Subsidiary of Borrower as Bank may from time to time reasonably request.

                  Bank is hereby authorized to deliver a copy of any financial statement or other information made available by Borrower to any regulatory authority having jurisdiction over Bank, pursuant to any request therefor.

              (b) Payment of Indebtedness. Borrower and each Subsidiary of Borrower will (i) pay any and all Indebtedness payable or Guaranteed by Borrower or such Subsidiary of Borrower, as the case may be, and any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in accordance with the agreement, document or instrument relating to such Indebtedness or Guarantee and (ii) faithfully perform, observe and discharge all covenants, conditions and obligations which are imposed upon Borrower or such Subsidiary of Borrower, as the case may be, by any and all agreements, documents and instruments evidencing, securing or otherwise relating to such Indebtedness or Guarantee.

         (c) Consultations and Inspections. Borrower will permit, and will cause each Subsidiary of Borrower to permit, Bank (and any Person appointed by Bank to whom Borrower does not reasonably object) to discuss the affairs, finances and accounts of Borrower and each Subsidiary of Borrower with the officers of Borrower and each Subsidiary of Borrower, all at such reasonable times and as often as Bank may reasonably request. Borrower will also permit, and will cause each Subsidiary of Borrower to permit, inspection of its Properties, books and records by Bank during normal business hours or at other reasonable times.

      (d) Payment of Taxes; Corporate Existence; Maintenance of Properties; Insurance. Borrower and each Subsidiary of Borrower will:

                           (i) Duly file all Federal, state and local income tax returns and all other tax returns and reports of Borrower and each Subsidiary of Borrower which are required to be filed and duly pay and discharge promptly all taxes, assessments and other governmental charges imposed upon it or any of its income, Property or assets; provided, however, that neither Borrower nor any Subsidiary of Borrower shall be required to pay any such tax, assessment or other governmental charge the payment of which is being contested in good faith and by appropriate proceedings diligently conducted and for which adequate reserves in form and amount satisfactory to Bank have been provided, except that Borrower and each Subsidiary of Borrower shall pay or cause to be paid all such taxes, assessments and governmental charges forthwith upon the commencement of proceedings to foreclose any Lien which is attached as security therefor, unless such foreclosure is stayed by the filing of an appropriate bond in a manner satisfactory to Bank;

                           (ii) Do all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchise and to be duly qualified to do business in all jurisdictions where the nature of its business requires such qualification;

                           (iii) Maintain and keep its Properties as a whole in good repair, working order and condition; provided, however, that nothing in this subsection (iii) shall prevent any abandonment of any Property which is not disadvantageous in any material respect to Bank and which, in the good faith opinion of the management of Borrower, is in the best interests of Borrower or such Subsidiary of Borrower, as the case may be; and

                           (iv)  Insure  with  financially  sound and  reputable
         insurers acceptable to Bank, all Property of Borrower and each Subsidiary of Borrower of the character usually insured by corporations engaged in the same or similar businesses similarly situated, against loss or damage of the kind customarily insured against by such corporations, unless higher limits or coverage are reasonably required in writing by Bank, and carry adequate liability insurance and other insurance of a kind and in an amount generally carried by corporations engaged in the same or similar businesses similarly situated, unless higher limits or coverage are reasonably required in writing by Bank. All such insurance may be subject to reasonable deductible amounts. Promptly upon Bank's request therefor, Borrower shall provide Bank with evidence that Borrower maintains, and that each Subsidiary of Borrower maintains, the insurance required under this Section 7.1(d)(iv), and evidence of the payment of all premiums therefor.

      (e) Accountant. Borrower shall give Bank prompt notice of any change of Borrower's independent certified public accountants and a statement of the reasons for such change. Borrower shall at all times utilize independent certified public accountants of nationally recognized standing reasonably acceptable to Bank.

           (f) ERISA Compliance. If Borrower or any Subsidiary of Borrower shall have any Pension Plan, Borrower and such Subsidiary or Subsidiaries of Borrower shall comply with all requirements of ERISA relating to such plan. Without limiting the generality of the foregoing, neither Borrower nor any Subsidiary of Borrower shall:

                           (i) permit any Pension Plan maintained by it to engage in any nonexempt "prohibited transaction," as such term is defined in Section 4975 of the Code;

                           (ii) permit any Pension Plan maintained by it to incur any "accumulated funding deficiency", as such term is defined in
         Section 302 of ERISA, 29 U.S.C. ss. 1082, whether or not waived;

                           (iii) terminate any such Pension Plan in a manner which could result in the imposition of a Lien on any Property of Borrower or any Subsidiary of Borrower pursuant to Section 4068 of ERISA, 29 U.S.C. ss.1368; or

                           (iv)  take  any  action  which  would   constitute  a
         complete or partial withdrawal from a Multiemployer Plan within the meaning of Sections 4203 and 4205 of Title IV of ERISA.

                  Notwithstanding any provision contained in this Section 7.1(f) to the contrary, an act by Borrower or any Subsidiary of Borrower shall not be deemed to constitute a violation of subparagraphs (i) through (iv) hereof unless Bank determines in good faith that said action, individually or cumulatively with other acts of Borrower and the Subsidiaries of Borrower, does have or is likely to cause a significant adverse financial effect upon Borrower or any Subsidiary of Borrower.

                  Borrower shall have the affirmative obligation hereunder to report to Bank any of those acts identified in subparagraphs (i) through (iv) hereof, regardless of whether said act does or is likely to cause a significant adverse financial effect upon Borrower or any Subsidiary of Borrower, and failure by Borrower to report such act promptly upon Borrower's becoming aware of the existence thereof shall constitute an Event of Default hereunder.

        (g) Maintenance of Books and Records. Borrower and each Subsidiary of Borrower will maintain its books and records in accordance with Generally Accepted

Accounting Principles consistently applied and in which true, correct and complete entries will be made of all of its dealings and transactions.

         (h) Further Assurances. Borrower will execute any and all further agreements, documents and instruments, and take any and all further actions which may be required under applicable law, or which Bank may from time to time reasonably request, in order to effectuate the transactions contemplated by this Agreement, the Note, the Security Agreement and the other Transaction Documents.

                           (i)      Financial Covenants.  Borrower will:

                           (i) Maintain a ratio of Indebtedness (determined on a consolidated basis for Guarantor and all of its Consolidated Subsidiaries and in accordance with Generally Accepted Accounting Principles consistently applied, but excluding Subordinated Debt) to Consolidated Tangible Net Worth of not more than 2.50 to 1.0 at all times during the Term hereof;

                           (ii) Maintain a ratio of Consolidated Current Assets to Consolidated Current Liabilities, determined on a consolidated basis for Guarantor and all of its Consolidated Subsidiaries in accordance with Generally Accepted Accounting Principles consistently applied, of at least 2.0 to 1.0 at all times during the Term hereof;

                           (iii) Maintain at all times a Consolidated Tangible Net Worth of at least the sum of $6,500,000.00, plus Seventy-Five Percent (75%) of the after-tax net income (with no deductions for losses) shown on Guarantor's consolidated financial statements) for each fiscal year, with the initial such increase commencing with the fiscal year ending October 31, 1997, such required increases to be cumulative for each fiscal year, plus any cash amounts invested in the Guarantor, Borrower or any other Subsidiaries of Guarantor at any time after the date of this Agreement;

                           (iv) Maintain at all times a ratio of Consolidated Funded Debt to Consolidated Tangible Net Worth (determined on a consolidated basis for Guarantor and all of its Consolidated Subsidiaries and in accordance with Generally Accepted Accounting Principles consistently applied) of not more than 1.50 to 1.0 at all times during the Term hereof;

                           (v) Maintain a Debt Service Coverage Ratio as of the end of each fiscal quarter ending on or before October 30, 1997 of at least 0.85 to 1.0; maintain a Debt Service Coverage Ratio for the fiscal quarter ending October 31, 1997 and for fiscal quarters ending thereafter up to and including April 29, 1998 of at least 1.05 to 1.0; and maintain a Debt Service Coverage Ratio for the fiscal quarter ending April 30, 1998 and for fiscal quarters ending thereafter during the Term hereof of at least 1.3 to 1.0;

                           (vi) Deliver a certificate of the principal financial officer of Borrower containing the financial ratio calculations required in clauses (i) through (v) above simultaneously with the financial statements referred to in Sections 7.1(a)(i) and (ii).

               (j) Compliance with Law. Borrower will, and will cause each Subsidiary of Borrower to, comply with any and all laws, ordinances and governmental and regulatory rules and regulations to which it is subject and obtain any and all licenses, permits, franchises and other governmental and regulatory authorizations necessary to the ownership of its Properties or to the conduct of its business, which violation or failure to obtain might materially adversely affect the condition or operation, financial or otherwise, of Borrower or any Subsidiary of Borrower.

           (k) Notices. Borrower will notify Bank in writing of any of the following immediately upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken by the Person(s) affected with respect thereto:

                           (i) Default. The occurrence of any Default or Event of Default under this Agreement or any default or event of default by Borrower, any other Obligor or any Subsidiary of Borrower under any note, indenture, loan agreement, mortgage, deed of trust, security agreement, lease or other similar agreement, document or instrument to which Borrower, any other Obligor or any Subsidiary of Borrower, as the case may be, is a party or by which it is bound or to which it is subject;

                           (ii) Litigation. The institution of any litigation, arbitration proceeding or governmental or regulatory proceeding affecting Borrower, any other Obligor, any Subsidiary of Borrower, any Collateral or any Third Party Collateral, whether or not considered to be covered by insurance, provided that, if such proceeding seeks money damages, the damages sought are in excess of $50,000.00;

                 (iii) Judgment. The entry of any judgment or decree against Borrower, any other Obligor or any Subsidiary of Borrower in an amount of $50,000.00 or more;

                           (iv) Pension Plans. The occurrence of a Reportable Event with respect to any Pension Plan; the filing of a notice of intent to terminate a Pension Plan by Borrower, any ERISA Affiliate or any Subsidiary of Borrower; the institution of proceedings to terminate a Pension Plan by the PBGC or any other Person; the withdrawal in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 and 4205, respectively, of ERISA by Borrower, any

         ERISA Affiliate or any Subsidiary of Borrower from any Multiemployer Plan; or the incurrence of any material increase in the contingent liability of Borrower or any Subsidiary of Borrower with respect to any "employee welfare benefit plan" as defined in Section 3(1) of ERISA which covers retired employees and their beneficiaries;

                           (v) Change of Name. Any change in the name of Borrower, any other Obligor or any Subsidiary of Borrower at least fifteen (15) days prior to the effective date thereof;

                          (vi) Change in Place(s) of Business. Any proposed opening, closing or other change of any place of business of Borrower or any Subsidiary of Borrower;

                           (vii) Environmental Matters. Receipt of any notice that the operations of Borrower, any other Obligor or any Subsidiary of Borrower are not in full compliance with any of the requirements of any applicable Environmental Law or Occupational Safety and Health Law; receipt of notice that Borrower, any other Obligor or any Subsidiary of Borrower is subject to any Federal, state or local investigation evaluating whether any remedial action is needed to respond to the release of any Hazardous Materials or any other hazardous or toxic waste, substance or constituent or other substance into the environment; or receipt of notice that any of the Properties or assets of Borrower, any other Obligor or any Subsidiary of Borrower are subject to an "Environmental Lien." For purposes of this Section 7.1(k)(vii), "Environmental Lien" shall mean a Lien in favor of any governmental or regulatory agency, entity, authority or official for
         (1) any liability under Environmental Laws or (2) damages arising from or costs incurred by any such governmental or regulatory agency, entity, authority or official in response to a release of any Hazardous Materials or any other hazardous or toxic waste, substance or constituent or other substance into the environment;

                    (viii) Material Adverse Change. The occurrence of any material adverse change in the business, operations or condition, financial or otherwise, of Borrower, any other Obligor or any Subsidiary of Borrower;

                           (ix) Change in Management or Line(s) of Business. Any material change in the senior management of Borrower or any Subsidiary of Borrower or any material change in Borrower's or any Subsidiary of Borrower's line(s) of business; and

                           (x) Other Notices. Any notices required to be provided pursuant to other provisions of this Agreement and notice of the occurrence of such other events as Bank may from time to time reasonably specify.

          (l) Borrower's Bank Accounts. Borrower will, and will cause each Subsidiary of Borrower (other than St. JON VRx Products, Limited) to, maintain its primary checking, lockbox and operating accounts with Bank and to use Bank's lockbox services for purposes of facilitating the collection of Borrower's or any such Subsidiary's accounts receivable from its customers.

                  7.2 Negative Covenants of Borrower. Borrower covenants and agrees that, so long as Bank has any obligation to make any Loan hereunder or any of Borrower's Obligations remain unpaid, unless the prior written consent of Bank is obtained:

       (a) Limitation on Indebtedness. Neither Borrower nor any Subsidiary of Borrower will incur or be obligated on any Indebtedness, either directly or indirectly, by way of Guarantee, suretyship or otherwise, other than:

                           (i)      Indebtedness evidenced by the Note;

                           (ii) Unsecured trade accounts payable incurred in the ordinary course of business;

                           (iii) Indebtedness listed on Schedule 6.10 attached hereto;

                           (iv) Indebtedness for Capitalized Leases permitted under Section 7.2(i) in an amount not to exceed $100,000.00 in the aggregate (for Borrower and all Subsidiaries of Borrower) at any one time outstanding; and

                           (v)  Indebtedness  not  otherwise  permitted  by this
         Section 7.2(a) in an amount not to exceed $25,000.00 in the aggregate at any one time outstanding for Borrower and all Subsidiaries of Borrower.

      (b) Limitations on Liens. Borrower will not create, incur, assume or suffer to exist, and will not cause or permit any Subsidiary of Borrower to create, incur, assume or suffer to exist, any Lien on any of its Property, assets or revenues other than:

                       (i) Liens presently in existence which are described on Schedule 6.12 attached hereto;

                           (ii) Pledges or deposits in connection with or to secure workmen's compensation, unemployment insurance, pension or other employee benefits;

                           (iii) Any Lien renewing, extending or refunding any Lien permitted hereunder, provided that the principal amount of Indebtedness secured by such Lien is not increased and such Lien is not extended to cover any other Property or assets of Borrower or any Subsidiary of Borrower; and

                           (iv) Subject to Section 7.1(d)(i), Liens for taxes, assessments or governmental charges or levies on the income, Property or assets of Borrower or any Subsidiary of Borrower if the same are being contested in good faith and by appropriate proceedings diligently conducted and for which adequate reserves in form and amount satisfactory to Bank are provided.

              (c) Sale of Property. Neither Borrower nor any Subsidiary of Borrower will sell, lease, transfer or otherwise dispose of any Property or assets of Borrower or such Subsidiary of Borrower, as the case may be, except in the ordinary course of business; provided, however, that the foregoing shall not preclude Borrower or any Subsidiary of Borrower from selling, leasing, transferring or otherwise disposing of less than substantially all of its Property or assets so long as the purchase price for said Property or assets shall be equal to or greater than the depreciated book value of said Property or assets.

       (d) Mergers and Consolidations. Neither Borrower nor any Subsidiary of Borrower will merge or consolidate with any other Person or sell, transfer or convey all or a substantial part of its Property or assets to any Person, except that Subsidiaries of Borrower may merge with each other or into Borrower, and except that Borrower or any Subsidiary of Borrower may merge with or consolidate with any other Person provided that Borrower or such Subsidiary shall be the surviving entity and no Default or Event of Default shall exist hereunder either prior to or immediately following any such merger or consolidation, and provided further that Borrower shall have given Bank prompt written notice, but in no event less that twenty (20) days' prior written notice, of any such merger or consolidation and Borrower or such Subsidiary shall execute UCC-1 financing statements or other documents reasonably deemed necessary by Bank to perfect and continue Bank's security interests in the Collateral acquired through any such merger or consolidation.

       (e) Acquisitions. Neither Borrower nor Guarantor nor any Subsidiary of Borrower or Guarantor will acquire all or substantially all of the stock or assets of any Person, except that Borrower, Guarantor or any such Subsidiary may acquire all or substantially all of the stock or assets of any other Person upon thirty (30) days' prior written notice to Bank provided that no Default or Event of Default then exists hereunder, and provided further that all of the accounts receivable, Inventory, equipment, general intangibles and other assets of such acquired Person shall be pledged as collateral to Bank for Borrower's obligations hereunder in a manner satisfactory to Bank. Borrower agrees to execute and to cause any such Subsidiary or other acquired Person to execute such security agreements, pledge agreements, collateral assignments, UCC-1 financing statements and other agreements which Bank may reasonably request in order to grant and perfect such security interests.

     (f) Fiscal Year. Neither Borrower nor any Subsidiary of Borrower will change its fiscal year.

        (g) Stock Redemptions and Distributions. Borrower will not make or declare or incur any liability to make any Distribution in respect of the capital stock of Borrower.

           (h) Transactions with Related Parties. Neither Borrower nor any Subsidiary of Borrower will, directly or indirectly, engage in any material transaction, in the ordinary course of business or otherwise, with any Related Party unless such transaction is upon fair market terms, is not disadvantageous in any material respect to Bank and has been approved by a majority of the disinterested directors of Borrower or such Subsidiary of Borrower, as the case may be (or, if none of such directors are disinterested, by a majority of the directors), as being in the best interests of Borrower or such Subsidiary of Borrower, as the case may be. In addition, neither Borrower nor any Subsidiary of Borrower shall (i) transfer any Property or assets to any Related Party for other than its fair market value or (ii) purchase or sign any agreement to purchase any stock or other securities of any Related Party (whether debt, equity or otherwise), underwrite or Guarantee the same, or otherwise become obligated with respect thereto. Nothing in this Section 7.2(h) shall prohibit Borrower or St. JON VRx Products, Limited from granting non-assignable, non-exclusive licenses of its patents and trademarks at less than market value to Borrower, St. JON VRx Products, Limited, PM Resources, Inc., Zema Corporation or Guarantor.

         (i) Loans and Investments. Neither Borrower nor any Subsidiary of Borrower will make any loans or advances or extensions of credit to (other than extensions of credit in the ordinary course of business), purchase any stocks, bonds, notes, debentures or other securities of, make any expenditures on behalf of, or in any manner assume liability (direct, contingent or otherwise) for the Indebtedness of any Person, including, but not limited to the Guarantor, except that Borrower and the Subsidiaries of Borrower may:

                           (i) Permit to remain outstanding those loans to employees of Borrower as disclosed on Schedule 6.10 attached hereto;

                           (ii) Acquire and own stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to Borrower or any Subsidiary of Borrower;

                           (iii) Own, purchase or acquire (A) prime commercial paper and certificates of deposit in United States commercial banks (having capital resources in excess of $20,000,000.00), in each case due within one (1) year from the date of purchase and payable in the United States in United States dollars, (B) obligations of the United States government or any agency thereof, (C) obligations guaranteed directly by the United States government or (D) repurchase agreements of United States commercial banks (having capital resources in excess of $20,000,000.00) for terms of less than one (1) year;

                           (iv) Make or permit to remain outstanding travel and other like advances to officers and employees of Borrower or any Subsidiary of Borrower in the ordinary course of business; and

                           (v) Make loans from time to time to or advances on behalf of Guarantor or any other Related Party, provided, however, that after the occurrence of a Default or Event of Default, Borrower shall not make any further loan, advance or other transfer of funds to or on behalf of Guarantor or any other Related Party.

     (j) Dissolution or Liquidation. Borrower shall not seek or permit the dissolution or liquidation of Borrower in whole or in part.

                (k) Change in Nature of Business. Neither Borrower nor any Subsidiary of Borrower will make any material change in the nature of its business.

        (l) Pension Plans. Neither Borrower nor any Subsidiary of Borrower shall (a) permit any condition to exist in connection with any Pension Plan which might constitute grounds for the PBGC to institute proceedings to have such Pension Plan terminated or a trustee appointed to administer such Pension Plan or (b) engage in, or permit to exist or occur, any other condition, event or transaction with respect to any Pension Plan which could result in the incurrence by Borrower or any Subsidiary of Borrower of any material liability, fine or penalty. Neither Borrower nor any Subsidiary of Borrower shall become obligated to contribute to any Pension Plan or Multiemployer Plan other than any such plan or plans in existence on the date hereof.

             (m) Change in Ownership. At all times during the Term hereof, ownership of all of Borrower's voting stock shall be maintained by Guarantor, and Guarantor shall maintain voting control of all of the outstanding voting stock of Borrower at all times during the Term hereof.

                  7.3 Use of Proceeds. Borrower agrees that (i) the proceeds of the Loans will be used solely to refinance existing indebtedness of Borrower and for Borrower's general corporate and working capital purposes; (ii) none of such proceeds will be used in violation of any applicable law or regulation; and
(iii) Borrower will not engage principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying "margin stock" within the meaning of Regulation U of The Board of Governors of the Federal Reserve System, as amended.

SECTION 8.  EVENTS OF DEFAULT.

                  If any of the following (each of the following herein sometimes called an "Event of Default") shall occur and be continuing:

                  8.1 Borrower shall fail to pay any of Borrower's Obligations as and when the same shall become due and payable, whether by reason of demand, acceleration or otherwise;

                  8.2 Any representation or warranty of Borrower made in this Agreement, in any other Transaction Document to which Borrower is a party or in any certificate, agreement, instrument or statement furnished or made or delivered pursuant hereto or thereto or in connection herewith or therewith, shall prove to have been untrue or incorrect in any material respect when made or effected;

                  8.3 Borrower shall fail to perform or observe any term, covenant or provision contained in Section 7.1(a)(i), (ii), (vi), (vii), (viii) or (ix), Section 7.1(i), Section 7.2 or Section 7.3;

                  8.4 Borrower shall fail to timely deliver the Borrowing Base Certificate required by Sections 3.1(d) and 7.1(a)(v) or the financial statements or compliance certificate required by Section 7.1(a)(iii) or (iv), unless prior to the date required for delivery of such financial statements, compliance certificate or Borrowing Base Certificate, Borrower shall notify the Bank that it anticipates a delay in the delivery of such information, in which case such default shall not constitute an Event of Default hereunder unless such financial statements, compliance certificate or Borrowing Base Certificate is not delivered within 10 days following such notice of delay;

                  8.5 Borrower shall fail to perform or observe any other term, covenant or provision contained in this Agreement and any such failure shall remain unremedied for fifteen (15) days after written notice thereof shall have been given to Borrower by Bank;

                  8.6 This Agreement or any of the other Transaction Documents shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability thereof shall be contested or denied by Borrower, or if the transactions completed hereunder or thereunder shall be contested by Borrower or if Borrower shall deny that it has any or further liability or obligation hereunder or thereunder;

                  8.7 Borrower, any Subsidiary of Borrower or any other Obligor shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, receivership, liquidation or similar law, (ii) consent to the institution of, or fail to contravene in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official of itself, himself or herself or of a substantial part of its, his or her Property or assets, (iv) file an answer admitting the material allegations of a petition filed against itself, himself or herself in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its, his or her inability or fail generally to pay its, his or her debts as they become due or (vii) take any corporate or other action for the purpose of effecting any of the foregoing;

                  8.8 An involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking
(i) relief in respect of Borrower, any Subsidiary of Borrower or any other Obligor, or of a substantial part of the Property or assets of Borrower, any Subsidiary of Borrower or any other Obligor, under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, receivership, liquidation or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official of Borrower, any Subsidiary of Borrower or any other Obligor or of a substantial part of the Property or assets of Borrower, any Subsidiary of Borrower or any other Obligor or (iii) the winding-up or liquidation of Borrower, any Subsidiary of Borrower or any other Obligor; and such proceeding or petition shall continue undismissed for thirty
(30) consecutive
days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for thirty (30) consecutive days;

                  8.9 Any "Event of Default" (as defined therein) shall occur under or within the meaning of the Security Agreement;

                  8.10 Any "Default" or "Event of Default" (as defined therein) shall occur under or within the meaning of the Pledge Agreement, or if the Pledge Agreement shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability thereof shall be contested or denied by Guarantor, or if Guarantor shall deny that it has any further liability or obligation thereunder, or if Guarantor shall fail to comply with or observe any of the terms, provisions or conditions contained in said Pledge Agreement;

                  8.11 Any "Event of Default" (as defined therein) shall occur under or within the meaning of the Guaranty, or if the Guaranty shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability thereof shall be contested or denied by Guarantor, or if Guarantor shall deny that it has any further liability or obligation thereunder or if Guarantor shall fail to comply with or observe any of the terms, provisions or conditions contained in said Guaranty;

                  8.12 The Intercreditor Agreement shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, or if John J. Nelson, Inc. or John J. Nelson shall fail to comply with or observe any of the terms, provisions or conditions contained in said Intercreditor Agreement and such noncompliance by John J. Nelson, Inc. and/or John J. Nelson shall not be remedied within twenty
(20) days after notice thereof from Bank to Borrower hereunder or such noncompliance shall not have been waived by Bank in writing during such twenty
(20) day period upon Borrower's delivery of additional collateral or other assurances reasonably acceptable to Bank;

                  8.13 Borrower, any Subsidiary of Borrower or any other Obligor shall be declared by Bank to be in default on, or pursuant to the terms of, (1) any other present or future obligation to Bank, including, without limitation, any other loan, line of credit, revolving credit, guaranty or letter of credit reimbursement obligation, or (2) any other present or future agreement purporting to convey to Bank a Lien upon any Property or assets of Borrower, such Subsidiary of Borrower or such other Obligor, as the case may be;

                  8.14 PM Resources, Inc. and/or Zema Corporation shall be declared by Bank to be in default on, or pursuant to the terms of any of its present or future obligations to Bank, including, without limitation, any other loan, line of credit, revolving credit, guaranty or letter of credit reimbursement obligation, or (2) any other present or future agreement purporting to convey to Bank a Lien upon any Property or assets of either PM Resources, Inc. or Zema Corporation;

                  8.15 Borrower, any Subsidiary of Borrower or any other Obligor shall fail (and such failure shall not have been cured or waived) to perform or observe any term, provision or condition of, or any other default or event of default shall occur under, any agreement, document or instrument evidencing, securing or otherwise relating to any outstanding Indebtedness of Borrower, such Subsidiary of Borrower or such other Obligor, as the case may be, for borrowed money (other than Borrower's Obligations) in a principal amount in excess of One Hundred Thousand Dollars ($100,000.00), if the effect of such failure or default is to cause or permit such Indebtedness to be declared to be due and payable or otherwise accelerated, or to be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

                  8.16 Borrower, any Subsidiary of Borrower or any other Obligor shall have a judgment entered against it, him or her in an amount of $50,000.00 or more by a court having jurisdiction in the premises and such judgment shall not be appealed in good faith or satisfied by Borrower, such Subsidiary of Borrower or such other Obligor, as the case may be, within thirty (30) days after the entry of such judgment;

                  8.17 The occurrence of a Reportable Event with respect to any Pension Plan; the filing of a notice of intent to terminate a Pension Plan by Borrower, any ERISA Affiliate or any Subsidiary of Borrower; the institution of proceedings to terminate a Pension Plan by the PBGC or any other Person; the withdrawal in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 and 4205, respectively, of ERISA by Borrower, any ERISA Affiliate or any Subsidiary of Borrower from any Multiemployer Plan; or the incurrence of any material increase in the contingent liability of Borrower or any Subsidiary of Borrower with respect to any "employee welfare benefit plan" as defined in
Section 3(1) of ERISA which covers retired employees and their beneficiaries; or

                  8.18 The institution by Borrower, any ERISA Affiliate or any Subsidiary of Borrower of steps to terminate any Pension Plan if, in order to effectuate such termination, Borrower, such ERISA Affiliate or such Subsidiary of Borrower, as the case may be, would be required to make a contribution to such Pension Plan, or would incur a liability or obligation to such Pension Plan, in excess of Fifty Thousand Dollars ($50,000.00) or the institution by the PBGC of steps to terminate any Pension Plan;

                  THEN, and in each such event (other than an event described in Sections 8.7 or 8.8), Bank may declare that its obligation to make Loans under this Agreement has terminated, whereupon such obligation of Bank shall be immediately and forthwith terminated, and Bank may further declare the entire outstanding principal balance of and all accrued and unpaid interest on the Note and all of the other Borrower's Obligations to be forthwith due and payable, whereupon all of the unpaid principal balance of and all accrued and unpaid interest on the Note and all such other Borrower's Obligations shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, and Bank may exercise any and all other rights and remedies which it may have under any of the other Transaction Documents or under applicable law; provided, however, that upon the occurrence of any event described in Sections 8.7 or 8.8, Bank's obligation to make Loans under this Agreement shall automatically terminate and the entire outstanding principal balance of and all accrued and unpaid interest on the Note and all of the other Borrower's Obligations shall automatically become immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, and Bank may exercise any and all other rights and remedies which it may have under any of the other Transaction Documents or under applicable law.

SECTION 9.  GENERAL.

                  9.1 No Waiver. No failure or delay by Bank in exercising any right, remedy, power or privilege hereunder or under any other Transaction
Document shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The remedies provided herein and in the other Transaction Documents are cumulative and not exclusive of any remedies provided by law. Nothing herein contained shall in any way affect the right of Bank to exercise any statutory or common law right of banker's lien or setoff.

                  9.2 Right of Setoff. Upon the occurrence and during the continuance of any Event of Default, Bank is hereby authorized at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower) and to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by Bank and any and all other indebtedness at any time owing by Bank to or for the credit or account of Borrower against any and all of Borrower's Obligations irrespective of whether or not Bank shall have made any demand hereunder or under any of the other Transaction Documents and although such obligations may be contingent or unmatured. Bank agrees to promptly notify Borrower after any such setoff and application made by Bank, provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of Bank under this Section 9.2 are in addition to any other rights and remedies (including, without limitation, other rights of setoff) which Bank may have. Nothing contained in this Agreement or any other Transaction Document shall impair the right of Bank to exercise any right of setoff or counterclaim it may have against Borrower and to apply the amount subject to such exercise to the payment of indebtedness of Borrower unrelated to this Agreement or the other Transaction Documents.

                  9.3 Cost and Expenses. Borrower agrees, whether or not any Loan is made hereunder, to pay Bank upon demand (i) all reasonable out-of-pocket costs and expenses and all Attorneys' Fees of Bank in connection with the preparation, documentation, negotiation, execution and administration of this Agreement, the Note and the other Transaction Documents, (ii) all recording, filing, title insurance, surveying and appraisal fees incurred in connection with this Agreement and the other Transaction Documents, (iii) all reasonable out-of-pocket costs and expenses and all Attorneys' Fees of Bank in connection with the preparation of any waiver or consent hereunder or any amendment hereof or any Event of Default or alleged Event of Default hereunder, (iv) if an Event of Default occurs, all reasonable out-of-pocket costs and expenses and all Attorneys' Fees incurred by Bank in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom and (v) all other Attorneys' Fees incurred by Bank relating to or arising out of or in connection with this Agreement or any of the other Transaction Documents. Borrower further agrees to pay or reimburse Bank for any stamp or other taxes which may be payable with respect to the execution, delivery, recording and/or filing of this Agreement, the Note, the Security Agreement or any of the other Transaction Documents. All of the obligations of Borrower under this Section 9.3 shall survive the satisfaction and payment of Borrower's Obligations and the termination of this Agreement.

                  9.4 Environmental Indemnity. Borrower hereby agrees to indemnify Bank and hold Bank harmless from and against any and all losses, liabilities, damages, injuries, costs, expenses and claims of any and every kind whatsoever (including, without limitation, court costs and Attorneys' Fees) which at any time or from time to time may be paid, incurred or suffered by, or asserted against, Bank for, with respect to or as a direct or indirect result of the violation by Borrower or any Subsidiary of Borrower of any Environmental Laws; or with respect to, or as a direct or indirect result of the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission or release from, properties utilized by Borrower and/or any Subsidiary of Borrower in the conduct of their respective businesses into or upon any land, the atmosphere or any watercourse, body of water or wetland, of any Hazardous Materials or any other hazardous or toxic waste, substance or constituent or other substance (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under the Environmental Laws); and the provisions of and undertakings and indemnification set out in this Section 9.4 shall survive the satisfaction and payment of Borrower's Obligations and the termination of this Agreement.

                  9.5 General Indemnity.  In addition to the payment of expenses pursuant to Section 9.3, whether or not the transactions contemplated hereby shall be consummated, Borrower hereby agrees to indemnify, pay and hold Bank and any holder(s) of the Note, and the officers, directors, employees, agents and affiliates of Bank and such holder(s) (collectively, the "Indemnitees") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitees shall be designated a party thereto), that may be imposed on, incurred by or asserted against the Indemnitees, in any manner relating to or arising out of this Agreement, any of the other Transaction Documents or any other agreement, document or instrument executed and delivered by Borrower or any other Obligor in connection herewith or therewith, the statements contained in any commitment letters delivered by Bank, Bank's agreement to make the Loans hereunder or the use or intended use of the proceeds of any Loan hereunder (collectively, the "indemnified liabilities"); provided that Borrower shall have no obligation to an Indemnitee hereunder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities incurred by the
Indemnitees   or  any  of  them.  The   provisions  of  the   undertakings   and
indemnification set out in this Section 9.5 shall survive satisfaction and payment of Borrower's Obligations and the termination of this Agreement.

                  9.6 Authority to Act. Bank shall be entitled to act on any notices and instructions (telephonic or written) reasonably believed by Bank to have been delivered by any person authorized to act on behalf of Borrower pursuant hereto, regardless of whether such notice or instruction was in fact delivered by a person authorized to act on behalf of Borrower, and Borrower hereby agrees to indemnify Bank and hold Bank harmless from and against any and all losses and expenses, if any, ensuing from any such action.

                  9.7 Notices. Any notice, request, demand, consent, confirmation or other communication hereunder shall be in writing and delivered in person or sent by telegram, telex, telecopy or registered or certified mail, return receipt requested and postage prepaid, if to

Borrower at 1656 West 240th Street,  Harbor City,  California 90710,  Attention:
John J. Nelson, with a copy to Guarantor at Riverport Executive Center II, 13801 Riverport Drive, Suite 111, Maryland Heights, Missouri 63043, Attention: Robert
J.  Elfanbaum,  or if to Bank at 135 North Meramec,  St. Louis,  Missouri 63105,
Attention: Brenda Laux, or at such other address as either party may designate as its address for communications hereunder by notice so given. Such notices shall be deemed effective on the day on which delivered or sent if delivered in person or sent by telegram, telex or telecopy, or on the third (3rd) Business Day after the day on which mailed, if sent by registered or certified mail.

     9.8 CONSENT TO JURISDICTION; JURY TRIAL WAIVER. BORROWER IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY MISSOURI STATE COURT OR ANY UNITED STATES OF AMERICA COURT SITTING IN THE EASTERN DISTRICT OF MISSOURI, AS BANK MAY ELECT, IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT. BORROWER HEREBY IRREVOCABLY AGREES
THAT ALL CLAIMS IN RESPECT TO SUCH SUIT, ACTION OR PROCEEDING MAY BE HELD AND DETERMINED IN ANY OF SUCH COURTS. BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH BORROWER MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, AND BORROWER FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT SUCH SUIT,
ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT
IN AN INCONVENIENT FORUM. BORROWER HEREBY EXPRESSLY WAIVES ALL RIGHTS OF ANY OTHER JURISDICTION WHICH BORROWER MAY NOW OR
HEREAFTER HAVE BY REASON OF ITS PRESENT OR SUBSEQUENT DOMICILES. BORROWER AUTHORIZES THE SERVICE OF PROCESS UPON BORROWER BY REGISTERED MAIL SENT TO BORROWER AT ITS ADDRESS SET FORTH IN SECTION
9.7. BORROWER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY LITIGATION BROUGHT IN ACCORDANCE WITH THIS SECTION.

                  9.9 Bank's Books and Records. Bank's books and records showing the account between Borrower and Bank shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof thereof.

                  9.10 Governing Law; Amendments. This Agreement, the Note, the Security Agreement and all of the other Transaction Documents shall be governed by and construed in accordance with the internal laws of the State of Missouri, and this Agreement and the other Transaction Documents may not be changed, nor may any term, condition or Event of Default be waived, modified, or discharged orally but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

                  9.11 References; Headings for Convenience. Unless otherwise specified herein, all references herein to Section numbers refer to Section numbers of this Agreement, all references herein to Exhibits A, B, C, D and E refer to annexed Exhibits A, B, C, D and E which are hereby incorporated herein by reference and all references herein to Schedules 6.5, 6.6, 6.10, 6.11, 6.12 and 6.17 refer to annexed Schedules 6.5, 6.6, 6.10, 6.11, 6.12 and 6.17 which are hereby incorporated herein by reference. The Section headings are furnished for the convenience of the parties and are not to be considered in the construction or interpretation of this Agreement.

                  9.12 Subsidiary Reference. Any reference herein to a Subsidiary or Consolidated Subsidiary of Borrower, and any financial definition, ratio, restriction or other provision of this Agreement which is stated to be applicable to Borrower and its Subsidiaries or Consolidated Subsidiaries or which is to be determined on a "consolidated" or "consolidating" basis, shall apply only to the extent Borrower has any Subsidiaries or Consolidated Subsidiaries and, where applicable, to the extent any such Subsidiaries are consolidated with Borrower for financial reporting purposes.

                  9.13 Binding Agreement. This Agreement shall be binding upon and inure to the benefit of Borrower and its successors and Bank and its successors and assigns. Borrower may not assign or delegate any of its rights or obligations under this Agreement.

        9.14 NO ORAL AGREEMENTS; ENTIRE AGREEMENT. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE. TO PROTECT BORROWER AND BANK FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS REACHED BY BORROWER AND BANK COVERING SUCH MATTERS ARE CONTAINED IN THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, WHICH AGREEMENT AND OTHER TRANSACTION DOCUMENTS
ARE A COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENTS BETWEEN BORROWER AND BANK, EXCEPT AS BORROWER AND BANK
MAY LATER AGREE IN WRITING TO MODIFY THEM. THIS AGREEMENT EMBODIES THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES HERETO AND SUPERSEDES ALL PRIOR AGREEMENTS AND UNDERSTANDINGS (ORAL OR WRITTEN) RELATING TO THE SUBJECT MATTER HEREOF.

                  9.15 Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

                  9.16 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  9.17 Resurrection of Borrower's Obligations. To the extent that Bank receives any payment on account of any of Borrower's Obligations, and any such payment(s) or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated and/or required to be repaid to a trustee, receiver or any other Person under any bankruptcy act, state or Federal law, common law or equitable cause, then, to the extent of such payment(s) received, Borrower's Obligations or part thereof intended to be satisfied and any and all Liens upon or pertaining to any Property or assets of Borrower and theretofore created and/or existing in favor of Bank as security for the payment of such Borrower's Obligations shall be revived and continue in full force and effect, as if such payment(s) had not been received by Bank and applied on account of Borrower's Obligations.

                  IN WITNESS WHEREOF, the parties have executed this Amended and Restated Revolving Credit Agreement this 18th day of June, 1997.


                         ST. JON LABORATORIES, INC.



                      By:
                         Robert J. Elfanbaum, Secretary


                         FIRST BANK



                      By:
                       Brenda J. Laux, Senior Vice President